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                         EXHIBIT 1.0 - Underwriting Agreement
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



                                     400,000 Units

                                Each Unit Consisting of

                              One Share of Common Stock of

            Series A Preferred Stock and Two Common Stock Purchase Warrants

                                          of

                          CELL ROBOTICS INTERNATIONAL, INC.

                                UNDERWRITING AGREEMENT

                                                                 _________, 1998



Paulson Investment Company, Inc.
As Representative of the
  Several Underwriters
c/o Paulson Investment Company, Inc.
811 SW Front Avenue
Portland, Oregon  97204

Gentlemen:

         Cell Robotics International, Inc., a Colorado corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as the Representative (the "Representative") an aggregate of 400,000 units (the "Units") each Unit consisting of one share of the Company's Series A Convertible Preferred
Stock, par value $.04 per share (the "Series A Preferred Stock") and two common stock purchase warrants (the "Warrants"). The respective amounts of shares to be so purchased from the Company by the several Underwriters (the "Firm Units") are set forth opposite their names in Schedule I hereto. The Company also proposes to grant to the Representative an option to purchase up to 60,000 additional Units (the "Option Units") as set forth below.

         As the Representative, you have advised the Company that (a) you are authorized to enter into this Agreement for yourself as Representative and on behalf of the several Underwriters and (b) the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I. The Firm Units and the Option Units (to the extent that the aforementioned option is exercised) are herein collectively called the "Units".

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Underwriters as follows:

         (a) A registration statement on Form S-1 (File No. 333-40895) with respect to the Units has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b), or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Units, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Except where indicated otherwise, the Registration Statement shall be deemed to include the Prospectus and the Preliminary Prospectus.

         (b) The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect its business, properties or financial condition. Except as described in the Registration Statement, the Company does not own any interest in any corporation or other business entity that has any material assets, liabilities or operations.

         (c) The authorized capital stock of the Company as of the Effective Date is set forth under "Description of Securities" and The Offering" in the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued and sold by the Company in compliance in all material respects with applicable Federal and state securities laws; the Units and the securities underlying the Units including those issuable upon exercise of the Representative's Warrants (as defined in Paragraph (e) of Section 2 hereof) have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares, or any of the securities underlying the Units or the issue and sale thereof. The Company has full power and lawful authority to authorize, issue and sell the Units to be sold by it hereunder on the terms and conditions set forth herein and the securities underlying the Units, and no consent, approval, authorization or other order of anyone, including any governmental authority, is required in connection with the authorization, issuance and sale of the Units, or any of the securities underlying the Units, or the Representative's Warrant, except such as may be required under the Act or state or corporate securities laws, all of which have been duly obtained. Neither the filing of the Registration Statement, nor the offering or sale of the Shares or any of the securities underlying the Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any other shares of the Company's capital stock under the Act.

         (d) The information set forth under the caption "Capitalization" in the Prospectus is true, correct and complete as to the matters customarily covered under such a caption. All of the Units and the securities underlying the Units conform to the description thereof contained in the Registration Statement. The form of certificates for the Units and the securities underlying the Units conform to the corporate law of the State of Colorado. Except as disclosed in the Prospectus, there are no outstanding rights, options or warrants for the purchase of any securities of the Company, and the Company is not a party to any agreement pursuant to which any person has the right to purchase any securities of the Company. Effectively immediately following the Closing Date (hereinafter defined) there will be no person holding any anti-dilution rights with respect to the securities of the Company other than [the holders of stock options under the Company's Stock Incentive Plan (the "Plan"), Paulson Investment Company Inc. with respect to warrants issued in connection with a private placement in which it acted as placement agent (the "Placement Agent Warrants"), Ronald K. Lohrding with respect to warrants issued to him on ____ ___, 199_ to acquire up to 450,000 shares of Common Stock (the "Lohrding Warrants")] and the holder(s) of the Representative's Warrants.


         (e) Except as disclosed in the Registration Statement, the Company has not (i) issued any capital stock or any options, warrants, convertible securities or other rights to purchase its capital stock, (ii) increased its long-term or short-term debt, or (iii) declared or paid any dividends on its capital stock.

         (f) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order preventing or suspending the effectiveness or use of any Prospectus relating to the proposed offering of the Units nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use in the preparation thereof.

         (g) The financial statements of the Company and its subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company as of the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied through the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data of the Company included in the Registration Statement present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and its subsidiaries.

         (h) KPMG Peat Marwick LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

         (i) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or such subsidiary might result in any material adverse change in the earnings, business, management, properties assets, rights, operations, condition (financial or otherwise) or prospects of the Company or such subsidiary or to prevent the consummation of the transactions contemplated hereby.

         (j) Either the Company or one of its subsidiaries has good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. All of the leases and subleases under which the Company or any of its subsidiaries is the lessor or sublessor of properties or assets or under which the Company or any of its subsidiaries holds properties or assets as lessee or sublessee as described in the Registration Statement are in full force and effect and, except as described in the Registration Statement, neither the Company nor any of its subsidiaries is in default with respect to any of the terms or provisions of any of such leases or subleases and, except as described in the Registration Statement, no claim has been asserted by anyone adverse to rights of the Company or any of its subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases to which it is a party, or affecting or questioning the right of the Company or any of its subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Registration Statement; and either the Company or one of its subsidiaries owns or leases all such properties described in the Registration Statement as are necessary to its operations as now conducted.

         (k) The Company and its subsidiaries (i) has filed all Federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes for which they are liable and all assessments received by them to the extent that such taxes or assessment have become due and are not being contested in good faith and has furnished all information returns it is required to furnish pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), (ii) has established adequate reserves for such taxes which are not due and payable, and (iii) do not have any tax deficiency or claims outstanding, proposed or assessed against them. All tax liabilities have been adequately provided for in the financial statements of the Company and its subsidiaries.

         (l) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. Neither the Company nor any subsidiary has any material contingent obligations which are not disclosed in the Company's financial statements included in the Registration Statement.

         (m) The Company is not, nor, with the giving of notice or lapse of time or both, will not be, in violation of or in default under its [Amended and Restated] Certificate of Incorporation (the "Certificate of Incorporation") or by-laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default is material in respect of the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party, or of the Certificate of Incorporation or by-laws of the Company or any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries, or any judgment or order of any court or other tribunal by which the Company or any of its subsidiaries may be bound; in each case where the breach or default would have a material adverse effect on the Company or any of its subsidiaries.

         (n) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or "'blue sky" laws) has been obtained or made and is in full force and effect.

         (o) Except as set forth in the Registration Statement, either the Company or one of its subsidiaries owns or possesses adequate rights to use all material patents, patent rights, patent applications, inventions, trademarks, trademark applications, trade names, service marks, mark registrations, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) franchises and licenses and other intangible properties and assets (all of the foregoing being herein called "Intellectual Property Rights") necessary for the conduct of its business and has not received any notice of conflict with the asserted rights of others in respect thereof. All Intellectual Property Rights that the

Company or any of its subsidiaries owns or has pending, or under which it is licensed are accurately described in the Registration Statement. There is no right under any Intellectual Property Rights necessary to the business of the Company or any of its subsidiaries as presently conducted or as the Registration Statement may indicate it contemplates conducting, except as accurately described in the Registration Statement. Except as set forth in the Registration Statement, to the knowledge of the Company, neither it nor any of its subsidiaries has infringed, is infringing, and has received notice of infringement with respect to, asserted Intellectual Property Rights of others, except for such infringement or alleged infringement that has had, or cannot be reasonably expected to have, a material adverse effect on the financial condition, results of operations, business, properties, assets or future prospects of the Company and its subsidiaries. Except as accurately described in the Registration Statement, to the knowledge of the Company, there is no infringement by others of any of the Intellectual Property Rights of the Company or any of its subsidiaries. Except as accurately described in the Registration Statement, to the knowledge of the Company, there is no Intellectual Property Rights of any other entity or person which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets or future prospects of the Company or any of its subsidiaries.

         (p) The Company and its subsidiaries hold all material licenses, certificates, permits, orders or other similar authorizations granted or issued by any governmental agency (collectively the "Government Permits") required to conduct their business and are in all material respects complying therewith. No proceeding to revoke, limit or otherwise materially change any Government Permit has been commenced or, to the Company's knowledge, is threatened against the Company or any subsidiary.

         (q) To its knowledge, the Company and each of its subsidiaries, is in compliance with all laws, rules, regulations, orders of the United States, any state, county or locality or of any court or administrative agency, operating licenses or other requirements imposed by any governmental body, except as in the aggregate do not have and will not in the future have a material adverse effect upon the operations, business, properties or assets of the Company and its subsidiaries, including, to the knowledge of the Company and without limitation, all applicable laws, rules, regulations, licenses or other governmental standards relating to any business conducted or proposed to be conducted by the Company and its subsidiaries; and the conduct of the business of the Company and its subsidiaries, as described in the Registration Statement, will not cause the Company or any subsidiary to be in violation of any such requirements.

         (r) Neither the Company nor, to the Company's knowledge, any of its affiliates, has taken or intends to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any of the Company's securities to facilitate the sale or resale of the Units.

         (s) The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission thereunder.

         (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (u) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries.

         (v) The Company and each of its subsidiaries is in compliance with all regulations of the United States Food and Drug Administration (the "FDA"), except where noncompliance would not have a material adverse effect on the business operations or financial condition of the Company or any of its subsidiaries. Except with respect to pending applications, there are no rulemaking or similar proceedings before the FDA which affect or involve the Company or any of its subsidiaries or any of the processes or products which the Registration Statement discloses the Company or any of its subsidiaries has developed, is developing or proposes to develop or uses or proposes to use which, in each case, if the subject of an action or decision unfavorable to the Company or any of its subsidiaries, individually or in the aggregate with all such rulemaking or similar proceedings, would reasonably be expected to have a material adverse effect on the business operations, or financial condition of the Company or any of its subsidiaries.

         (w) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of medical wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which could reasonably be expected to require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a material adverse effect on the business, operations or financial condition of the Company or any of its subsidiaries; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or of any medical wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company of any of its subsidiaries had knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or could not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings or releases, a material adverse effect on the business, operations or financial condition of the Company or any of its subsidiaries; and the terms "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

         (x) The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any subsidiary has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder; and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. Determination letters have been received from the Internal Revenue Service with respect to each ERISA plan which is intended to comply with Section 401(a) of the Code stating that such ERISA plan and the attendant trust are qualified thereunder. Neither the Company nor any subsidiary has never completely or partially withdrawn from a "multiemployer plan."

         (y) The Representative's Warrants have been duly authorized for issuance to the Representative and will, when issued, possess rights, privileges and characteristics as represented in the most recent form of Representative's Warrant filed as an exhibit to the Registration Statement; the securities to be issued upon exercise of the Representative's Warrants, when issued and delivered against payment therefor in accordance with the terms of the Representative's Warrants, will be duly and validly issued, fully paid, non-assessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Representative's Warrants, and the securities to be issued upon their exercise, have been validly and sufficiently taken.

         (z) The Company has caused each officer and director and each person who owns, beneficially or of record, 5% or more of the Common Stock outstanding immediately prior to this offering to furnish to the Representative, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters ("Lockup Agreements"), pursuant to which each such person shall agree: (A) not to offer to sell, sell, contract to sell, sell short or otherwise dispose of, any shares of Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for shares or derivatives of Common Stock owned by such person, or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of ninety (90) days after the effective date of the Registration Statement, directly or indirectly, except with the prior written consent of the Representative; and (B) for a period of three years from the effective date of the Registration Statement, to give prior written notice to the Representative of any offers to sell, sales, contracts to sell, short sales or other dispositions by any such person of the Company's securities pursuant to Rule 144 under the Act or any similar provisions enacted subsequent to the date of this Agreement.

         (aa) Neither the Company nor any of its subsidiaries has at any time during the last five years (A) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof. The Company's internal accounting controls and procedures are sufficient to enable the

Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

         (bb) Except as disclosed in the Prospectus, neither the Company nor any of its officers, directors or affiliates have caused any person, other than the Underwriters, to be entitled to reimbursement or compensation of any kind, including, without limitation, any compensation that would be includable as underwriter compensation under the NASD's Corporate Financing Rule with respect to the offering of the Shares, as a result of the consummation of such offering based on any activity of such person as a finder, agent, broker, investment adviser or other financial service provider.

         (cc) The Units, the Preferred Stock, the Warrants and the shares of the Company's common stock, par value $.004 per share (the "Common Stock") have been approved for listing on the OTC Electronic Bulletin Board.

         (dd) The Company has all requisite power and authority to execute, deliver, and perform this Agreement and the agreement with respect to the Representative's Warrants (the "Representative's Warrant Agreement"). All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance of this Agreement and the Representative's Warrant Agreement by the Company. This Agreement and the Representative's Warrant Agreement have been duly authorized, executed and delivered by the Company, are the legal, valid and binding obligation of the Company, and are enforceable as to the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and public policy). Except as described in the Registration Statement, no consent, authorization, approval, order, lien, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required for the execution, delivery or performance of this Agreement and the Representative's Warrant Agreement by the Company (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any of its subsidiaries is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement and the Representative's Warrant Agreement; and the execution, delivery and performance of this Agreement and the Representative's Warrant Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or declare a default under any such material contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree binding on the Company or any of its subsidiaries or to which any of their operations, businesses, properties, or assets is subject.

         (ee) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company or any of its subsidiaries, and there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company or any of its subsidiaries or any issuance of options [except for the issuance of options pursuant to the Plan], warrants or other rights to purchase the capital stock of the Company or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in its condition (financial or other), net worth, results of operations, business, management or properties which would be material to the business or financial condition of the Company or any of its subsidiaries, and the Company has not become party to, and neither the business nor the property of the Company or any of its subsidiaries has become the subject of, any material litigation whether or not in the ordinary course of business.

         (ff) On the Closing Dates all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Units to the Representative will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

         (gg) Any contract, agreement, instrument, lease or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

         (hh) Except as otherwise described in the Registration Statement, the Company has no subsidiaries.

         (ii) Except as set forth in the Prospectus, no officer, director, principal stockholder or partner of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or any of its subsidiaries, or
(B) purchases from or sells or furnishes to the Company or any of its subsidiaries any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company or any of its subsidiaries is a party or by which it may be bound or affected. Except as set forth in the Prospectus under "Certain Transactions", there are no existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company or any of its subsidiaries, on the one hand, and any officer, director, principal stockholder of the Company or any of its subsidiaries, or any partner, affiliate or associate of any of the foregoing persons or entities, on the other hand, required to be set forth in the Prospectus.

         (jj) Any certificate signed by any officer of the Company and delivered to the Representative or to Representative's Counsel (as defined herein) shall be deemed a representation and warranty by the Company to the Representative as to the matters covered thereby.

         (kk) The minute book of the Company has been made available to the Representative and contains a complete record in all material respects of all meetings and actions of the directors and stockholders of the Company, respectively, since the time of its incorporation, contains a complete record of all matters discussed at all such meetings and accurately reflects all transactions referred to in such minutes in all material respects.

         (ll) Except and to the extent the same may be described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or in any other registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and except as described in the Registration Statement, no person or entity holds any price protection anti-dilution rights with respect to any securities of the Company.

         (mm) The Company and each of its subsidiaries has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations.
There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its subsidiaries, or any predecessor entity, and none has ever occurred. No representation question exists respecting the employees of the Company or any of its subsidiaries and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries.

         (nn) Immediately prior to the effective date of the Registration Statement there shall be no more than an aggregate of (x) __________ shares of Common Stock issued and outstanding or reserved for issuance (including any and all (A) securities with equivalent rights as the Common Stock, (B) Common Stock or such equivalent securities, issuable upon the exercise of options, warrants and other contract rights, and (C) securities convertible directly or indirectly into Common Stock or such equivalent securities, and excluding the Representative's Warrant) and (y) ________ shares of Series A Preferred Stock issued and outstanding or reserved for issuance (including any and all (A) securities with equivalent rights as the Preferred Stock, (B) Preferred Stock or such equivalent securities, issuable upon the exercise of options, warrants and other contract rights, and (C) securities convertible directly or indirectly into Preferred Stock or such equivalent securities, and excluding the Representative's Warrant). Of the total shares of Common Stock outstanding or reserved for issuance, no more than ________ shares of Common Stock are reserved for issuance under the Plan, after giving effect to the grant prior to the date hereof of options to purchase _______ shares thereunder, no more than ___ shares are reserved for issuance pursuant to the Placement Agent Warrants and no more than 450,000 are reserved for issuance pursuant to the Lohrding Warrants.

2.  PURCHASE, SALE AND DELIVERY OF THE SHARES.

         (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell 400,000 Firm Units to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $____ per share, the number of Firm Units set forth opposite the name of each underwriter in Schedule I hereof, subject to adjustment in accordance with Section 9 hereof.

         (b) The Company agrees to have the Firm Units available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

         (c) Payment for the Firm Units to be sold hereunder is to be made in New York Clearing House funds and, at the option of the Representative by certified or bank cashier's checks drawn to the order of the Company or bank wire to an account specified by the Company against either uncertificated or certificated delivery of the Firm Units (which delivery, if certificated, shall take place in such location in Portland, Oregon as may be specified by the Representative) to the Representative for the several accounts of the Underwriters. Such payment is to be made at the offices of Paulson Investment Company, Inc., at 7:00 a.m., Portland, Oregon time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as the Representative and the Company shall agree, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) Except to the extent uncertificated Firm Units are delivered at closing, the certificates for the Firm Units will be delivered in such denominations and in such registrations as the Representative shall request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

         (d) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Representative to purchase the Option Units at the price per share as set forth in paragraph (a) of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice: (i) at any time before the Closing Date and (ii) only once thereafter within thirty (30) days after the date of this Agreement, by the Representative to the Company setting forth the number of Option Units as to which the Representative is exercising the option, the names and denominations in which the Option Units are to be registered and the time and date at which certificates representing the Option Units are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than ten business days after the exercise of such option nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. The Representative may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in New York Clearing House funds and, at the option of the Representative, by certified or bank cashier's check drawn to the order of the Company or by bank wire to an account specified by the Company against delivery of certificates therefor at such location in New York, New York as may be specified by the Representative.

         (e) In addition to the sums payable to the Representative as provided elsewhere herein, the Representative shall be entitled to receive at the closing, for itself alone and not as representative of the Underwriters, as additional compensation for its services, purchase warrants (the "Representative's Warrants") for the purchase of up to 60,000 Units at a price of $_____ per Unit, upon the terms and subject to adjustment as described in the form of Representative's Warrant filed as an exhibit to the Registration Statement.

3.  OFFERING BY THE UNDERWRITERS.

         It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deems it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Units are purchased pursuant to Section 2 hereof, the Representative will offer them to the public on the foregoing terms.

         It is further understood that the Representative will act as representative of the Underwriters in the offering and sale of the Shares in accordance with an Agreement Among Underwriters entered into by the Representative and the several other Underwriters.

4.  COVENANTS OF THE COMPANY.

         The Company covenants and agrees with the several Underwriters that:

         (a) The Company shall: (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

         (b) The Company shall advise the Representative promptly: (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if any is issued.

         (c) The Company shall cooperate with the Representative in endeavoring to qualify the Units and the securities underlying the Units for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

         (d) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

         (e) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

         (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

         (g) The Company shall: (A) deliver to its stockholders annual reports containing financial statements audited by its independent accountants and, for a reasonable period, not less than five years, quarterly reports concerning unaudited financial information for each of the first three quarters of each fiscal year, and (B) for a period of five years from the Closing Date, deliver to the Representative copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange or the NASD pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representative similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

         (h) Except with the prior written consent of the Representative, no offering, sale, short sale or other disposition of any shares of the Common Stock, par value $.004 per share (the "Common Stock") or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock will be made for a period of ninety (90) days after the effective date of this Registration Statement directly or indirectly, by the Company other than the sales of Common Stock covered by this Agreement and sales upon exercise of options outstanding, on the effective date, under the Plan, the Placement Agent Warrants and the Lohrding Warrants.

         (i) The Company shall list the Units, the Series A Preferred Stock and the Warrants on the OTC Electronic Bulletin Board and thereafter to maintain such listing.

         (j) The Company shall apply the net proceeds of its sale of the Units as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

         (k) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

         (l) The Company shall maintain the currency of the prospectus forming a part of an effective registration statement, which may be the Registration Statement, filed with respect to the Units and the securities underlying the Units, including the securities issuable upon exercise of the Representative's Warrants at all times during which any shares of the Series A Preferred Stock or any Warrants remain outstanding.

         (m) The Company shall, if it commences to engage in any business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, provide the Department with notice of such business or change, as appropriate, in a form acceptable to the Department.

         (n) The Company shall maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock, the Units, the Series A Preferred Stock and the Warrants.

         (o) The Company shall not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         (p) For a period of three years beginning on the effective date of the Registration Statement, the Company will give the Representative prior notice of any sales of equity securities of the Company pursuant to Rule 144 or any similar rule promulgated under the Act.

         (q) For a period of five years beginning on the effective date of the Registration Statement, the Company will provide the Representative with prior notice of all meetings of its Board of Directors and any Executive or similar committee thereof.

5.  COSTS AND EXPENSES.

         (a) The Representative shall be entitled to receive from the Company, for itself alone and not as Representative of the Underwriters, a nonaccountable expense allowance equal to 3% of the aggregate public offering price of Units sold to the Underwriters in connection with the offering. The Representative shall be entitled to withhold this allowance on the Closing Date with respect to all Units delivered on the Closing Date (less $35,000 heretofore advanced against such amount that has heretofore been paid by the Company). In addition, the Representative shall be entitled to receive from the Company reimbursement for its accountable expenses to the extent that such expenses exceed the $35,000 heretofore advanced by the Company. If the public offering of the Units is consummated, all amounts paid pursuant to the immediately preceding sentence shall be credited against the Representative's non-accountable expenses as provided in the first sentence of this paragraph (a) of Section 5; PROVIDED, HOWEVER, that the sums so paid shall be limited to an amount that would not increase the amount of non-accountable reimbursement otherwise payable under the aforesaid first sentence of this paragraph. If, for any reason, said public offering is not consummated, the Company shall reimburse the Representative for any further accountable expenses incurred in connection with the proposed offering. For purposes of this paragraph, the Representative shall be deemed to have incurred expenses when they are billed regardless of whether such expenses have been paid.

         (b)  In addition to the payment described in paragraph (a) of this
Section 5, the Company shall pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the NASDAQ Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the Listing Fee of the NASDAQ Stock Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Firm Units to the several
Underwriters shall be paid by the Company. If this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then, subject to the expense limitations set forth in Paragraph (a) of this Section 5, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Units.

6.  CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS.

         The several obligations of the Underwriters to purchase the Firm
Units on the Closing Date and the Option Units, if any, on the Option Closing Date, as the case may be, are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all fillings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

         (b) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Neuman & Drennen, LLC, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

              (i) the Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation and is duly authorized to transact business as a foreign corporation in good standing in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries; to such counsel's knowledge, except as described in the Prospectus, the Company does not own an equity interest in any other corporation, partnership, joint venture, trust or other business entity;

              (ii) to the best knowledge of such counsel, (a) the Company and each of its subsidiaries has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business as described in the Prospectus, and (b) such obtained licenses, permits and other governmental authorizations are in full force and effect and the Company and each of its subsidiaries is in all material respects complying therewith;

              (iii) the Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the Units, the Series A Preferred Stock and the Warrants and the shares of Common Stock which are issuable upon conversion of the Preferred Stock and exercise of the Warrants have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable and sold by the Company in compliance with all material respects with applicable securities laws; the authorized shares of the Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were issued and sold by the Company in compliance in all material respects with applicable securities laws; all of the securities of the Company conform to the description thereof contained in the Prospectus; the certificates for the Units, the Series A Preferred Stock, the Warrants and Common Stock of the Company, assuming they are in the form filed with the Commission, are in due and proper form; the Units to be sold by the Company pursuant to this Agreement have been duly authorized and are, or in the case of the Units to be sold by the Company, will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement and the Registration Statement; and no preemptive rights of stockholders exist with respect to any of the securities of the Company or the issue or sale thereof pursuant to any applicable statute or the provisions of the Company's Certificate of Incorporation or, to such counsel's knowledge, pursuant to any contractual obligation;

              (iv) the Representative's Warrants have been authorized for issuance to the Representative and will, when issued, possess rights, privileges, and characteristics as represented in the most recent form of Representative's Warrant filed as an exhibit to the Registration Statement; the securities to be issued upon exercise of the Representative's Warrants, when issued and delivered against payment therefor in accordance with the terms of the Representative's Warrants, will be duly and validly issued, fully paid, non-assessable and free of preemptive rights, and all corporate action required to be taken for the authorization and issuance of the Representative's Warrants, and the securities to be issued upon their exercise, has been validly and sufficiently taken;

              (v) except as described in the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any Common Stock or other securities of the Company or the right to have any shares of the Common Stock or other securities of the Company included in the Registration
Statement or the right, as a result of the filing of the Registration
Statement, to require registration under the Act of any shares of Common
Stock or other securities of the Company;

              (vi) the Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act;

              (vii) all descriptions in the Registration Statement, and any amendment or supplement thereto, of contracts and other documents are accurate and complete in all material respects and such counsel is familiar with the contracts and other documents referred to in the Registration Statement and any such amendment or supplement, or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized (other than real property leases) or described therein or to be filed as exhibits thereto which are not so summarized, described or filed; the Registration Statement and any amendments or supplement thereto (other than the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

              (viii) the statements in the Registration Statement under the captions "The Company," "Risk Factors," "Business," "Use of Proceeds," "Management" (other than the data contained in the Summary Compensation table), "Principal Shareholders," "Certain Transactions," "Shares Eligible for Future Sale" and "Description of Securities" and Items 14 and 15 have been reviewed by such counsel and, insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

              (ix) such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement are fairly summarized in all material respects;

              (x) such counsel knows of no material legal or governmental proceedings pending or threatened against the Company and there are no governmental proceedings or regulations known to such counsel required to be described or referred to in the Registration Statement which are not so described or referred to;

              (xi) the statements in the Prospectus under the heading
"Business" to the extent they reflect matters of federal law arising under the laws of the United States administered by the U.S. Food and Drug Administration or legal considerations relating to such law and subject to the qualifications set forth therein, fairly summarize the material legal and regulatory requirements applicable to the approval or clearance for marketing in the United States of the products of the Company and its subsidiaries as they are described in the Prospectus;

              (xii) the Company is not in violation of or default under the Agreement or the Representative's Warrant Agreement and the execution and delivery of this Agreement and the Representative's Warrant Agreement and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or bylaws of the Company or any of its subsidiaries, or any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound;

              (xiii) this Agreement and the Representative's Warrant Agreement have been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms except as rights to indemnity or contribution hereunder may be limited by federal or state securities laws or public policy and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity;

              (xiv) no approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need not express an opinion) except such as have been obtained or made, specifying the same;

              (xv) the Company is not, and will not become, as a result of the transactions contemplated by this Agreement and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act;

              (xvi) such counsel has reviewed the applicable provisions of the Hart-Scott-Rodino Act (the "HSR Act") and the Prospectus accurately describes the applicability thereof to future acquisitions by the Company;

              (xvii) the certificates evidencing the Units, the Series A Preferred Stock, the Warrants and the Common Stock are in valid and proper form;

              (xviii)   during the course of the preparation of the
Registration Statement, such counsel has participated in conferences with officers and other representatives of the Company, the Representative and independent public accountants of the Company, at which conferences the contents of the Registration Statement contained therein and related matters were discussed and, although such counsel need not pass upon and does not assume any responsibility for the adequacy, accuracy, completeness or fairness of the statements contained in the Registration Statement (except as specified in such counsel's opinion), solely on the basis of the foregoing without independent check and verification, no facts have come to such counsel's attention which lead it to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that no view need be expressed as to (i) financial information and statistical data and information included in the Registration Statement, (ii) information included in the Registration Statement which was furnished by or on behalf of the Underwriters, or (iii) information included in the second paragraph of the "Underwriting" section of the Prospectus);

              (xix) the properties and business of the Company and its subsidiaries conform to the descriptions thereof contained in the Registration Statement;

              (xx) neither the Company nor any of its subsidiaries is in breach of, or in default under, any term or provision of any license, contract, indenture, mortgage, installment sale agreement, deed of trust, lease, voting trust agreement, shareholders' agreement, partnership agreement, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary may be bound or to which the property or assets (tangible or intangible) of the Company or any subsidiary is subject or affected, which could materially adversely affect the Company or any subsidiary; and neither the Company nor any of its subsidiaries is in violation of any term or provision of its certificate of incorporation or by-laws, or in violation of any franchise, license, permit, judgment, decree, order, statute, rule or regulation the result of which would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs, position, stockholders' equity, value operation, properties, business or results of operations of the Company or such subsidiary;

              (xxi) the Company and/or its subsidiaries owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the Intellectual Property Rights necessary to conduct its business (including, without limitation, any such licenses or rights described in the Prospectus as being owned or possessed by the Company or any of its subsidiaries), and to the best of such counsel's knowledge after reasonable investigation, there is no claim or action by any person pertaining to, any proceeding, pending, or threatened, which challenges the exclusive rights of the Company and/or its subsidiaries with respect to, any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the business of the Company or any of its subsidiaries (including, without limitations any such licenses or rights described in the Prospectus as being owned or possessed by the Company or any of its subsidiaries);

              (xxii) except as described in the Prospectus, neither the Company nor any of its subsidiaries (A) maintains, sponsors or contributes to any ERISA Plans, (B) maintains or contributes now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA, and (C) has never completely or partially withdrawn from a "multiemployer plan";

              (xxiii)   the Units, the Series A Preferred Stock, the Warrants
and the Common Stock have been approved for listing on the OTC Electronic Bulletin Board;

              (xxiv) to such counsel's knowledge, the persons listed under the caption "Principal Shareholders" in the Prospectus are the respective "beneficial owners" (as such phrase is defined in Regulation 13d-3 under the Exchange Act) of the securities set forth opposite their respective names thereunder as and to the extent set forth therein;

              (xxv) to such counsel's knowledge, except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Shares or the financial consulting arrangement between the Underwriter and the Company, if any, or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD;

              (xxvi) the Lock-up Agreements are legal, valid and binding obligations of the parties thereto, enforceable against each such party and any subsequent holder of the securities subject thereto in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable); and

              (xxvii)   all actions under the Act necessary to make the public
offering and consummate the sale of the Units as provided in this Agreement have been taken by the Company; and the provisions of the certificate of incorporation and by-laws of the Company comply as to form in all material respects with the Act and the Rules and Regulations.

              In rendering such opinion, such counsel may rely as to matters governed by the laws of states other than Colorado or Federal laws on local counsel in such jurisdictions, provided that in each case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, the opinion of Neuman & Drennen, LLC shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statements, Neuman & Drennen, LLC may state that their belief is based upon the procedures set forth therein (which procedures shall be reasonably acceptable to the Representative and counsel for the Underwriters) but is otherwise without independent check and verification.

         (c) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of __________________________, special counsel to the Company for intellectual property matters, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), in form and substance satisfactory to counsel for the Underwriters to the effect that as special counsel to the Company for intellectual property maters, such counsel are familiar with the technology used by the Company in its business and the manner of the Company's use thereof and:

              (i) Such counsel has no reason to believe the statements in the Registration Statement and Prospectus under the caption "Risk Factors - Patents and Proprietary Technology", "Business - Intellectual Property", and all other portions of the Registration Statement pertaining to the Company's intellectual property contain any untrue statement of material fact, or fail to disclose any material fact that is required to be stated therein or is necessary to make the statements made therein not misleading, with respect to Intellectual Property Rights;

              (ii) To the best knowledge of such counsel, there are no pending or threatened legal or governmental proceedings, or any allegations on the part of any person of infringement, relating to the Intellectual Property Rights of the Company or any of its subsidiaries;

              (iii) To the best knowledge of such counsel, neither the Company nor any of its subsidiaries is infringing or otherwise violating any patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of any persons, or that any third party is infringing or otherwise violating any of the Intellectual Property Rights of the Company or any of its subsidiaries, in a way which could materially affect the use thereof by the Company or any of its subsidiaries, as the business of the Company and its subsidiaries is presently conducted;

              (iv) Either the Company or one of its subsidiaries is listed in the records of the appropriate patent office as the sole assignee of record of each of the patents listed in an Appendix to such counsel's opinion (the "Patents"). To such counsel's knowledge, there are no asserted or unasserted claims of any persons relating to the scope or ownership of the Patents, there are no liens which have been filed against any of the Patents, and in the course of such counsel's review such counsel has noted no material defects of form in the preparation or filing of the applications which led to the patents reviewed by such counsel and sets forth an Appendix to such counsel's opinion;

              (v) The Company or one of its subsidiaries is listed in the records of the appropriate trademark office as the sole assignee of record of each of the trademarks listed in an Appendix to such counsel's opinion (the "Trademarks"). To such counsel's knowledge, there are no asserted or unasserted claims of any persons relating to the scope or ownership of the Trademarks, and there are no liens which have been filed against any of the Trademarks, and in the course of such counsel's review such counsel has noted no material defects of form in the preparation or filing of the applications which led to the Trademarks reviewed by such counsel and set forth in an Appendix to such counsel's opinion;

              (vi) To such counsel's knowledge, the Trademarks are currently in use, and have been in continuous use since their issuance;

              (viii) Based on counsel's inquiry, counsel has no reason to believe the Trademarks are other than validly registered and enforceable;

              (viii) Such counsel did not intend any misrepresentation to, or conceal any material fact from, any patent office during the prosecution of the patents prosecuted in whole or in part by such counsel and set forth in an Appendix to such counsel's opinion and to such counsel's knowledge, all prior art references material to the patentability of any claim in the issued patents which were known to counsel to be material to patentability of such claims during the prosecution of such patents were disclosed to the U.S. Patent and Trademark Office, and any other patent office requiring such disclosure; and in the course of such counsel's review, no such misrepresentations, concealments or failures, as pertaining to any of the Patents were disclosed to such counsel; and

              (xi) The Company and its subsidiaries takes security measures adequate to assert trade secret protection in its non-patented technology.

    In rendering its opinion in regard to intellectual property, such counsel shall have: (a) read the Registration Statement, including particularly the portions of the Registration Statement referring to Intellectual Property Rights; (b) made inquiry of the attorneys, patent agents and legal assistants of such counsel who have provided legal services to the Company; (c) made inquiry of employees and consultants of the Company and its subsidiaries having relevant knowledge regarding the Intellectual Property Rights of the Company and its subsidiaries and regarding the statements made in the Registration Statement with respect thereto; (d) reviewed such counsel's files pertaining to the Patents of the Company and its subsidiaries; (e) reviewed the file histories of the patents adjudged by the Company to be the most important to its business and the business of its subsidiaries and which the Company has asserted encompasses the inventions, products and processes specifically referenced in the Registration Statement; (f) made inquiry of the attorneys and patent agents that prosecuted the Company's and its subsidiaries' Patents and Trademarks and other Intellectual Property Rights; (g) reviewed lien and judgment search reports for each Patent and for each Trademark; (h) reviewed litigation and title record search reports with respect to the Patents and Trademarks and (i) made other legal and factual examinations and inquiries.

         (d) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of _____________, special counsel to the Company for FDA matters, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), in form and substance satisfactory to counsel for the Underwriters, to the effect that as special counsel to the Company for FDA matters, such counsel is familiar with the products and processes developed or being developed by the Company and its subsidiaries; and:

              (i) Such counsel has no reason to believe that the Registration Statement or the Prospectus contains any untrue statement of a material fact, or omits to state any material fact that is required to be stated therein or is necessary to make the statements made therein not misleading, with respect to the status of the products and processes of the company and its subsidiaries under the rules and regulations of the FDA;

              (ii) The statements set forth in the Registration Statement and Prospectus under the captions "Risk Factors -- Government Regulation; Product Clearance and Approvals"] and the discussion in the section entitled "Business" relating to regulatory approvals are accurate statements or summaries of the matters set forth therein.

    In rendering its opinion in regard to FDA matters, such counsel shall have:
(a) read the Registration Statement, including particularly the portions of the Registration Statement referring to the rules and regulations of the FDA and the status of the Company's and its subsidiaries products and processes under such rules and regulations; (b) made inquiry of the attorneys, their agents and legal assistants who have provided legal services to the Company in connection with the FDA matters and reviewed such counsel's files with respect thereto; (c) made inquiry of employees and consultants of the Company and its subsidiaries having relevant knowledge regarding the products and processes of the Company and its subsidiaries and their respective status under the rules and regulations of the FDA and regarding the statements made in the Registration Statement with respect thereto; (d) reviewed the file histories (including, but not limited to, all filings made by or on behalf of the Company or any of its subsidiaries with the FDA) of the products and processes of the Company and its subsidiaries adjudged by the Company to be the most important to its business and the business of its subsidiaries; and (e) made other legal and factual examinations and inquiries.

         (e)  The Representative shall have received from Morse, Zelnick, Rose
& Lander, LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (i), (vi) and (vii) of paragraph (b) of this
Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that has caused them to believe that: (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading (except that such counsel need not express any view as to financial statements, schedules and statistical information therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

         (f) The Representative shall have received at or prior to the Closing Date from Neuman & Drennen a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by Underwriters of the Units under the state securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

         (g) The Representative, on behalf of the several Underwriters, shall have received, on the Closing Date and on the Option Closing Date, as the case may be, a letter dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representative, from KPMG Peat Marwick LLP:

              (i) confirming that they are, and during the period covered by their report(s) included in the Registration Statement that they were, independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the public Regulations and stating that the response to Item 10 of the Registration Statement is correct insofar as it relates to them;

              (ii) stating that, in their opinion, the financial statements and schedules of the Company and its subsidiaries included in the Registration Statement examined by them comply in form in all material respects with the applicable accounting requirements of the Act and the Regulations;

              (iii) stating that, on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Company and its subsidiaries (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and Board of Directors of the Company and committees of such board, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that (A) the unaudited financial statements and schedules of the Company and its subsidiaries included in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations under either such act or are not fairly presented in conformity with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) applied on a basis consistent with that of the audited financial statements appearing therein, (B) any unaudited financial information of the Company and its subsidiaries included in the Prospectus was not determined on a basis substantially consistent with the corresponding information in the audited statements of operations, (C) there was any change in the capital stock or debt of the Company or its subsidiaries or any decrease in the net current assets or stockholders' equity of the Company as of the date of the latest available monthly financial statements of the Company or as of a specified date not more than five (5) business days prior to the date of such letter, each as compared with the amounts shown in the ____________, 199__ balance sheet included in the Registration Statement, other than as properly described in the Registration Statement or any change or decrease (which shall be set forth therein) which you in your sole discretion shall accept, or (D) there was any decrease in revenue, net earnings, or net earnings per share of Common Stock of the Company during the period of ____________, 199__ to the date of the latest available monthly financial statements of the Company or to a specified date not more than five
(5) business days prior to the date of such letter, each as compared with the corresponding prior year period, other than as properly described in the Registration Statement or any decrease (which shall be set forth therein) which you in your sole discretion shall accept; and

              (iv) stating that they have compared specific numerical data and financial information pertaining to the Company set forth in the Registration Statement, each Preliminary Prospectus, and the Prospectus, if applicable, which have been specified by the Representative prior to the date of this Agreement, to the extent that such data and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

         (h) The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, such officer represents as follows:

              (i) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to the best of his knowledge, contemplated by the Commission;

              (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

              (iii) all filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

              (iv) he has carefully examined the Registration Statement and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been set forth in such supplement or amendment; and

              (v) since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company whether or not arising in the ordinary course of business.

         (i) The Company shall have furnished to the Representative such further documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

         (j) The Firm Units and the Option Units as well as the Series A Preferred Stock, the Warrants and the Common Stock have been approved for designation upon notice of issuance on the OTC Electronic Bulletin Board.

         (k) The Lockup Agreements described in Section 1(x) shall have been executed and delivered and shall be in full force and effect.

         (l) The Units, the Series A Preferred Stock, the Warrants and Common Stock shall have been approved for inclusion on the OTC Electronic Bulletin Board.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representative and to Morse, Zelnick, Rose & Lander, LLP, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Section 5 and 8 hereof).

7.  CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

         The obligations of the Company to sell and deliver the portion of the Units required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.  INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse each Underwriter and each such controlling person in accordance with Section 8(c) for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that: (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof, or
(ii) with respect to the Preliminary Prospectus, any such loss, claim damage or liability of such Underwriter relates to the failure of such Underwriter to deliver a copy of the Prospectus at, or prior to, the confirmation of the sale of the Units to the person alleging such loss, claim, damage or liability, where the alleged untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that each Underwriter will be liable in each case to the extent, and only to the extent, that (i) such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof or, (ii) with respect to the Preliminary Prospectus, any such loss, claim, damage or liability relates to the failure of such Underwriter to deliver a copy of the Prospectus at, or prior to, the confirmation of the sale of the Units to the person alleging such loss, claim, damage or liability, where the alleged untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d): (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Units purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) In any proceeding relating to the Registration Statement, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         (f) Any losses, claims, damages or liabilities for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of: (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company within the meaning of the Act, (ii) acceptance of any Units and payment therefor hereunder, or (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be bound by and entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.  DEFAULT BY UNDERWRITERS.

         If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative shall use its reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company upon the terms set forth herein such amounts as may be agreed upon and upon the terms set forth herein, the Firm Units or Option Units, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Firm Units or Option Units, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then
(a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Firm Units or Options Units covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Units or Option Units, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Units or Option Units, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Firm Units or Option Units, as the case may be, with respect to which such default shall occur equals or exceeds 10% of the Firm Units or Option Units, as the case may be, covered hereby, the Company or the Representative shall have the right, by written notice given as to the Firm Units if the default relates to the Firm Units, or as to the Option Units if the default relates to the Option Units, within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company, except for expenses to be paid by the Company under Section 5 hereof and except to the extent provided in
Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as the Representative may determine in order that the required changes in the Registration Statement or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this
Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. NOTICES.

         All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:

    if to the Representative or the Underwriters:

                             Paulson Investment Company, Inc.
                             811 SW Front Avenue
                             Portland, Oregon 97204
                             Attention:  Chester L.F. Paulson
    with a copy to:

                             Morse, Zelnick, Rose & Lander, LLP
                             450 Park Avenue
                             New York, New York 10022
                             Attention: Stephen A. Zelnick, Esq.

    if to the Company to:    Cell Robotics International, Inc.
                             2175 Broadbent Parkway, NE
                             Albuquerque, NM 87107

                             Attention: Ronald K. Lohrding

    with a copy to:          Neuman & Drennen, LLC
                             1507 Pine Street
                             Boulder, Colorado 80302
                             Attention: Clifford Neuman, Esq.

11. TERMINATION.

         This Agreement may be terminated by the Representative by notice to the Company as follows:

         (a) at any time prior to the earlier of (i) the time the Units are released by the Representative for sale by notice to the Underwriters, or
(ii) 11:30 a.m. on the first business day following the date of this Agreement;

         (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Representative's judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iii) the Dow Jones Industrial Average shall have fallen by 15 percent or more from its closing price on the day immediately preceding the date that the Registration Statement is declared effective by the Commission, (iv) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representative's opinion materially and adversely or may materially and adversely affect the business or operations of the Company, (vi) declaration of a banking moratorium by United States or New York State authorities; (vii) the suspension of trading of any of the Company's securities by the Commission or the NASD on the Nasdaq National Market, or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Representative's opinion has a material adverse effect on the securities markets in the United States; or

         (c)  as provided in Sections 6 and 9 of this Agreement.

12. SUCCESSORS.

         This Agreement has been and is made solely for the benefit of the Underwriters, the

Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. INFORMATION PROVIDED BY UNDERWRITERS.

         The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), the legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

14. MISCELLANEOUS.

         The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of: (a) any termination of this Agreement (b) any investigation made by or on behalf of any Underwriter or controlling person thereof or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Units under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon. All disputes relating to this Agreement shall be adjudicated before a court located in Multnomah County, Oregon to the exclusion of all other courts that might have jurisdiction.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                             Very truly yours,


                             CELL ROBOTICS INTERNATIONAL, INC.

                             by:
                                ---------------------------------
                                  Ronald K. Lohrding
                                  President and Chief Executive Officer


The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.

PAULSON INVESTMENT COMPANY, INC.

As Representative of the several
Underwriters listed on Schedule I


by:
   ---------------------------
      Authorized Officer

                                      SCHEDULE I

                               SCHEDULE OF UNDERWRITERS



                                                 Number of
                Underwriter                        Units
                                              to be Purchased(1)

Paulson Investment Company, Inc.







          Total



____________________
(1) Subject to pro rata increase in the event that the Option Units are purchased as provided in Section 2(e)